

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of Alco Capital Resource, Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                               0
<SECURITIES>                                         0
<RECEIVABLES>                              800,592,000<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                      28,666,000<F2>
<DEPRECIATION>                               5,308,000<F2>
<TOTAL-ASSETS>                             833,872,000
<CURRENT-LIABILITIES>                                0
<BONDS>                                    682,000,000
<COMMON>                                             0<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                 114,749,000
<TOTAL-LIABILITY-AND-EQUITY>               883,872,000
<SALES>                                              0
<TOTAL-REVENUES>                            64,558,000
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            18,963,000
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                          24,952,000
<INCOME-PRETAX>                             22,404,000
<INCOME-TAX>                                 8,683,000
<INCOME-CONTINUING>                         13,721,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                13,721,000
<EPS-PRIMARY>                                        0<F4>
<EPS-DILUTED>                                        0<F4>

<F1>Includes net investments on leases of $778,784,000 and other accounts receivable
<F2>Includes leased equipment of: cost - $22,370,000; accumulated depreciation -
    $3,578,000
<F3>Common stock, $.01 par value, 1,000 shares outstanding. Since total is less than $1,000, zero is reported.
<F4>Not required as the registrant is a wholly-owned subsidiary.

